Exhibit 10.42

February 26, 2004

Mr. Bo Andersson
Vice President — Worldwide Purchasing
Production Control & Logistics
General Motors Corporation
30009 Van Dyke, MC 480-206-114
Warren, Michigan 48090

Dear Bo:

This letter will confirm our agreement relative to GM’s sourcing of the following product programs to AAM as the sole-source, exclusive Tier I supplier and systems integrator for all of GM’s requirements for driveline components, systems, modules and forged products for each of the following programs, and all derivatives thereof based on each respective platform, for the life of each program as set forth below.

1.	[XXXXX]* series program and all derivatives:

a)	GM hereby sources to AAM as set forth above the [XXXXX]* series program and all derivatives.

b)	Prices for [XXXXX]* series program products, which are carryover from the [XXXXX]* series program, shall be based on the current prices of the products being replaced, increased or decreased by the cost of engineering changes ordered by GM in the specifications for such products.

c)	With respect to potential non-carryover products (e.g., IRDA, Modules), AAM is hereby designated as the development and productive source for such content. AAM and GM will work cooperatively to minimize the costs of these products to the mutual satisfaction of both parties based on an agreed upon design direction.

d)	AAM will provide the following minimum annual productivity commitments on AAM content, excluding directed buys, beginning in the second full year of production at the following rates: [XXXXX].* AAM and GM will work cooperatively together on joint cost reduction initiatives.

e)	In the event that the [XXXXX]* series program utilizes a module application, either GM or AAM /GM will jointly source the module components that AAM elects not to produce.

*	Any text removed pursuant to AAM’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked “[XXXXX]” herein.

2.	[XXXXXX]* Series Program

a)	GM hereby sources to AAM as set forth above the [XXXXX]* series program and all derivatives.

b)	Prices for [XXXXX]* series program products, which are carryover from the [XXXXX]* series program, shall be based on the current prices of the products being replaced or modified, increased or decreased by the cost of engineering changes ordered by GM in the specifications for such products. To avoid uncertainty, as a derivative, any productivity commitments of AAM for the [XXXXX]* program shall apply to the [XXXXX]* program.

c)	With respect to potential non-carryover products (e.g., IRDA, Modules), AAM is hereby designated as the development and productive source for such content. AAM and GM will work cooperatively to minimize the costs of these products to the mutual satisfaction of both parties based on an agreed upon design direction.

d)	In the event that the [XXXXX]* series program utilizes a module application, either GM or AAM /GM will jointly source the module components that AAM elects not to produce.

3.	[XXXXX]*:

a)	AAM and GM engineering will work cooperatively together to develop an acceptable design direction for [XXXXX]* for the [XXXXX]* and [XXXXX]* series programs and all derivatives.

b)	If a mutually acceptable design direction is developed within the next 60 days, then GM shall designate AAM as the exclusive source for the [XXXXX]* for the [XXXXX]* and [XXXXX]* series programs and all derivatives.

c)	AAM and GM will work cooperatively to minimize the costs of these products to the mutual satisfaction of both parties based on an agreed upon design direction.

4.	[XXXXX]* Program

a)	In the event that an acceptable design direction for [XXXXX]* is not developed within the next 60 days, then GM shall immediately source to AAM the front axle for the [XXXXX]* program and all derivatives and the front /rear axle and all modules for the [XXXXX]* program and all derivatives.

b)	Prices for such products shall be based on AAM’s North American quotation for IRDA (August 1, 2003) and Front Axle (February 12, 2004). AAM and GM will work cooperatively to minimize the costs of these products to the mutual satisfaction of both parties based upon an agreed upon design direction.

*	Any text removed pursuant to AAM’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked “[XXXXX]” herein.

5.	Lifetime Program Contracts (LPC’s)

a)	All of the products being sourced to AAM by GM pursuant to this agreement shall be included in AAM’s Lifetime Program Contracts (LPC’s).

6.	Program Cancellation

a)	In the event that any of the above product programs sourced by GM to AAM are not approved or are canceled, other programs of equivalent value satisfactory to AAM will be promptly sourced by GM to AAM based on the same terms and conditions as the parties have previously agreed.

7.	Substitute Business

a)	AAM and GM agree that GM’s $[XXXXX]* Substitute Business sourcing obligation to AAM is fully satisfied upon the signing of this agreement.

Sincerely,

/s/ Joel D. Robinson

Joel D. Robinson
President & Chief Operating Officer

Acknowledged and Agreed to:

General Motors Corporation

/s/ Bo I. Andersson

Bo I. Andersson
Vice President – Worldwide Purchasing
Production Control & Logistics

cc:	G. Briggs – GM
A. Ryan – GM
D. C. Dauch – AAM

*	Any text removed pursuant to AAM’s confidential treatment request has been separately submitted with the U.S. Securities and Exchange Commission and is marked “[XXXXX]” herein.